UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 18, 2024

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Appointments

On December 18, 2024, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) increased the number of authorized Board members by two to thirteen and appointed John T. Cahill and Ram Krishnan to the Board, effective December 18, 2024, to fill the two newly created vacancies. Mr. Cahill and Mr. Krishnan have not been appointed to Board committees at this time.

As non-employee directors, Messrs. Cahill and Krishnan will be compensated for their services in accordance with the Company’s Director Compensation Policy and a Restricted Stock Unit award agreement for directors.

There are no arrangements or understandings between either of Mr. Cahill or Mr. Krishnan and any other persons pursuant to which each of Mr. Cahill or Mr. Krishnan, respectively, was named a director of the Company. Neither Mr. Cahill nor Mr. Krishnan has any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, each of Mr. Cahill and Mr. Krishnan will execute the Company's standard form of indemnification agreement. Neither Mr. Cahill nor Mr. Krishnan has entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.

Neither Mr. Cahill nor Mr. Krishnan is party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 18, 2024, the Company issued a press release regarding the appointment of Messrs. Cahill and Krishnan to the Board. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Retirement of Director

On December 18, 2024, Lorrie Norrington informed the Board of her intention not to stand for re-election at Autodesk's 2025 Annual Meeting of Stockholders.

Ms. Rafael’s Transition to Advisor

On December 18, 2024, the Board approved an amendment to Elizabeth Rafael’s employment agreement, noting that she will remain an employee of the Company in the role of Advisor through April 30, 2025, reporting to the Chief Executive Officer, assisting with transitional tasks related to the onboarding of the Company’s Chief Financial Officer. Ms. Rafael will continue to serve as a member of the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated as of December 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Ruth Ann Keene
Ruth Ann Keene
Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary

Date: December 18, 2024

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